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                                                                    Exhibit 99.7

                             JOINT FILING STATEMENT

         In accordance with Rule 13d-1(k) of Regulation 13D of the Securities Exchange Act of 1934, as amended, the entities listed below agree to the joint filing on behalf of each of them of this Statement on Schedule 13D (including any and all amendments thereto) with respect to the shares of Common Stock of U.S. Energy Corp., and further agree that this Joint Filing Statement shall be included as an Exhibit to such joint filings. In evidence thereof the undersigned, being duly authorized, hereby executes this Statement on this May 14, 2001.

                                        CINERGY ENERGY SOLUTIONS, INC.


                                        By: /s/ M. Stephen Harkness
                                            -----------------------
                                        Name: M. Stephen Harkness
                                        Title: President

                                        CINERGY SOLUTIONS, INC.

                                        By: /s/ M. Stephen Harkness
                                            -----------------------
                                        Name: M. Stephen Harkness
                                        Title: President

                                        CINERGY CORP.


                                        By: /s/ M. Stephen Harkness
                                            -----------------------
                                        Name: M. Stephen Harkness
                                        Title: Vice President